Exhibit 99.1

FOR IMMEDIATE RELEASE
July 27, 2015

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL AGENCY CORP.
REPORTS $(0.97) COMPREHENSIVE LOSS PER COMMON SHARE AND
$24.00 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - July 27, 2015 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported a comprehensive loss for the second quarter of 2015 of $(0.97) per common share and net book value of $24.00 per common share. Economic loss for the period, defined as dividends per common share and the change in net book value ("NAV") per common share, was -3.6% for the quarter, or -14.3% on an annualized basis.

SECOND QUARTER 2015 FINANCIAL HIGHLIGHTS

•	$(0.97) comprehensive loss per common share, comprised of:

◦	$1.43 net income per common share

◦	$(2.40) other comprehensive loss ("OCI") per common share

▪	Includes net unrealized losses on investments marked-to-market through OCI

•	$0.60 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit

◦
Includes $0.15 per common share of dollar roll income associated with the Company's $6.0 billion average net long position in forward purchases and sales of agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $0.10 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates

•	$24.00 net book value per common share as of June 30, 2015

◦	Decreased $(1.53) per common share, or -6.0%, from $25.53 per common share as of March 31, 2015

•	$0.62 dividend declared per common share during the quarter

◦	13.5% annualized dividend yield based on June 30, 2015 closing stock price of $18.37 per common share

•	-3.6% economic loss on common equity for the quarter, or -14.3% annualized

◦	Comprised of $0.62 dividend per common share and $(1.53) decrease in net book value per common share

American Capital Agency Corp.
July 27, 2015

•	4.0 million shares of common stock repurchased during the quarter

◦	Represents 1% of common shares outstanding as of March 31, 2015

◦	$19.86 per share average repurchase price, inclusive of transaction costs

OTHER SECOND QUARTER HIGHLIGHTS

•	$59.2 billion agency MBS investment portfolio as of June 30, 2015

◦	Includes $7.1 billion net long TBA mortgage position as of June 30, 2015

•	6.1x "at risk" leverage as of June 30, 2015

◦	5.3x leverage excluding net long TBA mortgage position as of June 30, 2015

•	11.6% portfolio CPR for the quarter

◦	8.3% average projected portfolio life CPR as of June 30, 2015

•	1.74% annualized net interest rate spread for the quarter, including TBA dollar roll income

◦	Includes 24 bps of "catch up" premium amortization benefit due to change in projected CPR estimates

◦	Compares to 1.53% annualized net interest spread for the first quarter of 2015, inclusive of -11 bps of “catch-up” premium amortization cost

MANAGEMENT REMARKS
"The second quarter was challenging for the entire fixed income market and agency MBS were clearly no exception," said Gary Kain, President and Chief Investment Officer. “Global economic uncertainty, particularly in Europe and China, continued to clash with the growing probability that the Federal Reserve will soon begin to raise short term interest rates. This time, however, unlike the first quarter, the resulting volatility led to higher rates and a steepening of the yield curve. Against this backdrop, AGNC’s book value was negatively impacted by both the rate move and a significant widening in agency MBS spreads."
"While we are clearly not pleased with AGNC's economic return during the second quarter, we do feel good about recognizing the unfavorable risk/return landscape and entering the quarter with the lowest leverage we have employed since 2008," continued Mr. Kain. "Moreover, our conservative risk profile gives us significant capacity to take advantage of attractive opportunities as they arise, thereby meaningfully enhancing the long term earnings profile of our portfolio. To this point, now that MBS spreads are more reasonable and rates are higher, further increases in either rates or spreads are likely to present a compelling investment environment for us to return to a more normal risk profile with higher leverage and a larger duration gap."

Malon Wilkus, Chair and Chief Executive Officer, commented, "With our stock trading at meaningful discounts to our net book value during the second quarter, we repurchased approximately 1% of our outstanding shares of common stock at an average price of $19.86 per share. Accretion from share repurchases can be material when markets overreact to short term concerns, driving stock valuations to relatively extreme price/book discounts, and we expect to continue to take advantage of these opportunities."

NET BOOK VALUE
As of June 30, 2015, the Company's net book value per common share was $24.00, or $(1.53) lower than its March 31, 2015 net book value per common share of $25.53. The 6.0% decline in the Company's net book value per common share was primarily due to higher interest rates and wider spreads for agency MBS relative to benchmark interest rates.

American Capital Agency Corp.
July 27, 2015

INVESTMENT PORTFOLIO
As of June 30, 2015, the Company's investment portfolio totaled $59.2 billion of agency MBS and TBA securities, comprised of:

•	$57.1 billion of fixed-rate securities, comprised of:

◦	$19.9 billion ≤ 15-year securities,

◦	$0.1 billion 15-year net long TBA securities,

◦	$1.2 billion 20-year fixed-rate securities,

◦	$29.0 billion 30-year fixed-rate securities and

◦	$6.9 billion 30-year net long TBA securities;

•	$0.6 billion of adjustable-rate securities; and

•	$1.4 billion of collateralized mortgage obligations (“CMOs”), including principal and interest-only strips.

As of June 30, 2015, inclusive of the net TBA position, ≤ 15-year fixed rate securities represented 34% of the Company's investment portfolio, a decrease from 37% as of March 31, 2015, and 30-year fixed rate securities represented 61% of the Company's investment portfolio, an increase from 58% as of March 31, 2015.

As of June 30, 2015, the Company's fixed-rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.50%, compared to 3.42% as of March 31, 2015, comprised of the following weighted average coupons:

•	3.27% for ≤ 15-year fixed rate securities;

•	3.49% for 20-year fixed-rate securities; and

•	3.63% for 30-year fixed-rate securities.

The Company accounts for its TBA mortgage portfolio (also referred to as "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other income (loss), net on the Company's financial statements. As of June 30, 2015, the Company's net TBA position had a total fair value and total cost basis of $7.1 billion and a net carrying value of $(46) million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value of $4.9 billion, a cost basis of $4.8 billion and a net carrying value of $79 million as of March 31, 2015, respectively.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 11.6% for the second quarter, compared to 8.4% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of June 30, 2015 decreased to 8.3% from 9.8% as of March 31, 2015 due to higher interest rates.

The weighted average cost basis of the Company's investment portfolio was 104.6% of par value as of June 30, 2015. Net premium amortization cost on the Company's investment portfolio for the second quarter was $(69) million, or $(0.20) per common share, including a "catch-up" premium amortization benefit of $37 million, or $0.10 per common share, due to changes in the Company's projected CPR estimates. This compares to net premium amortization cost for the prior quarter of

American Capital Agency Corp.
July 27, 2015

$(133) million, or $(0.38) per common share, including "catch-up" premium amortization cost of $(19) million, or $(0.05) per common share. The net unamortized premium balance as of June 30, 2015 was $2.3 billion.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected repayments over the remaining life of the security. Faster actual or projected repayments can have a meaningful negative impact on the Company's asset yields, while slower actual or projected repayments can have a meaningful positive impact.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its "repo funded assets" (i.e., the Company's investment portfolio excluding the net TBA position), inclusive of "catch-up" premium amortization benefit/(cost), was 2.95% for the second quarter, an increase from 2.57% for the prior quarter.

For the second quarter, the Company's average cost of funds was 1.43%, an increase from 1.28% for the prior quarter. The Company's average cost of funds includes the cost of repurchase agreements, other debt and interest rate swaps (including interest rate swaps used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average repo and other debt balance outstanding. Excluding swap costs related to the Company's TBA dollar roll funded assets, the Company's cost of funds for its repo funded assets was approximately 1.28% for the second quarter, an increase from approximately 1.15% for the prior quarter. The increase in the Company's average cost of funds during the second quarter was primarily due to a higher ratio of interest rate swaps to agency repo and other debt outstanding during the quarter.

The Company's combined annualized net interest rate spread on its repo and dollar roll funded assets for the quarter was 1.74%, compared to 1.53% for the prior quarter. Excluding "catch-up" premium amortization benefit/(cost), the Company's combined annualized net interest rate spread on its repo and dollar roll funded assets for the quarter was 1.50%, compared to 1.64% for the prior quarter.

On a per share basis, the Company recognized $0.70 per common share of net spread and dollar roll income (a non-GAAP financial measure) for the second quarter, compared to $0.65 for the prior quarter. Excluding "catch-up" premium amortization benefit/(cost), the Company's net spread and dollar roll income was $0.60 per common share for the second quarter, a decrease from $0.70 per common share for the prior quarter. Net spread and dollar roll income for the second quarter included $0.15 per common share of dollar roll income, compared to $0.16 per common share for the prior quarter. The decline in net spread and dollar roll income, excluding catch-up premium amortization benefit/(cost), was primarily due to the combination of lower leverage and higher swap costs. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

American Capital Agency Corp.
July 27, 2015

LEVERAGE
As of June 30, 2015, $45.2 billion of the Company's repurchase agreements were used to fund acquisitions of agency securities ("agency repo"), while the remainder, or $5.0 billion, was used to fund purchases of U.S. Treasury securities and is not included in the Company's leverage measurements. Inclusive of its net TBA position, the Company's "at risk" leverage ratio was 6.1x as of June 30, 2015, compared to 6.4x as of March 31, 2015. The Company's average "at risk" leverage ratio for the quarter was 6.2x, compared to 6.5x for the prior quarter. The Company's leverage ratios exclude equity allocated to investments in REIT equity securities.

As of June 30, 2015, the Company's agency repo agreements had a weighted average interest rate of 0.45%, an increase from 0.41% as of March 31, 2015, and a weighted average remaining days to maturity of 177 days, an increase from 164 days as of March 31, 2015.

As of June 30, 2015, the Company's agency repo agreements had remaining maturities consisting of:

•	$22.1 billion of one month or less;

•	$11.9 billion from one to three months;

•	$3.1 billion from three to six months;

•	$1.8 billion from six to nine months;

•	$1.8 billion from nine to twelve months;

•	$0.8 billion from twelve to twenty-four months;

•	$0.7 billion from twenty-four to thirty-six months;

•	$0.8 billion from thirty-six to forty-eight months; and

•	$2.3 billion from forty-eight to sixty months.

During the second quarter, a wholly-owned subsidiary of the Company was approved as a member of the Federal Home Loan Bank of Des Moines.

HEDGING ACTIVITIES
As of June 30, 2015, 84% of the Company's outstanding balance of repurchase agreements, other debt and net TBA position was hedged through interest rate swaps, swaptions and U.S. Treasury positions, an increase from 78% as of March 31, 2015.

The Company's interest rate swap position as of June 30, 2015 totaled $44.9 billion in notional amount, unchanged from March 31, 2015.

As of June 30, 2015, the Company's swap position included a total of $8.8 billion of forward starting swaps, with an average forward start date of 0.8 years and an average remaining maturity of 6.6 years, compared to $10.1 billion as of March 31, 2015, with an average forward start date of 0.9 years and an average remaining maturity of 7.3 years.

Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.69% and an average receive rate of 0.27% as of June 30, 2015, compared to 1.64% and 0.25% as of March 31, 2015, respectively. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.94% and an average maturity of 4.9 years as of June 30, 2015, compared to 1.94% and 5.2 years as of March 31, 2015, respectively.

American Capital Agency Corp.
July 27, 2015

During the second quarter, $0.3 billion of payer swaptions from previous quarters expired, resulting in a net realized gain of $3 million. As of June 30, 2015, the Company had payer swaptions totaling $5.5 billion of notional value outstanding with a market value of $45 million, cost basis of $136 million, an average remaining option term of 0.5 years and an average underlying interest rate swap term of 7.1 years. This compares to $5.2 billion of notional value outstanding as of March 31, 2015 with a market value of $29 million, cost basis of $130 million, an average remaining option term of 0.6 years and an average underlying swap term of 7.0 years.

During the second quarter, $0.8 billion of receiver swaptions from previous quarters expired, resulting in a net realized gain of $2 million. As of June 30, 2015, the Company had no receiver swaptions outstanding.

The Company also utilizes long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to changes in interest rates. As of June 30, 2015, the Company had a net long position of $2.9 billion (market value) in U.S. Treasury securities and a net short position of $0.9 billion in U.S. Treasury futures, compared to a net long position of $0.9 billion and a net short position of $0.9 billion, respectively, as of March 31, 2015.

OTHER INCOME (LOSS), NET
For the second quarter, the Company recorded a net gain of $215 million in other income (loss), net, or $0.61 per common share, compared to a net loss of $(513) million, or $(1.45) per common share for the prior quarter. Other income (loss), net for the second quarter was comprised of:

•	$(22) million of net realized losses on sales of agency securities;

•	$534 million of net unrealized gains on interest rate swaps (excludes $26 million of unrealized gains recognized in OCI);

•	$(99) million of interest rate swap periodic interest costs;

•	$(83) million of net losses on U.S. Treasury positions;

•	$54 million of TBA dollar roll income;

•	$(164) million of net mark-to-market losses on TBA mortgage positions;

•	$(6) million of net dividends and unrealized losses on mortgage REIT equity securities; and

•	$1 million of net gains on other derivative instruments and securities.

OTHER COMPREHENSIVE LOSS
During the second quarter, the Company recorded other comprehensive loss of $(846) million, or $(2.40) per common share, due to unrealized losses on the Company's agency securities.

ESTIMATED TAXABLE INCOME
Estimated taxable income for the second quarter was $0.33 per common share, or $1.10 lower than the Company's GAAP net income of $1.43 per common share.

The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains

American Capital Agency Corp.
July 27, 2015

and losses and (iii) temporary differences related to the amortization of net premiums paid on investments.

The Company's estimated taxable income for the second quarter excludes $(0.34) per common share of estimated net capital losses (net of $0.15 per common share of TBA dollar roll income). The Company's estimated net capital loss carryforward was $2.20 per common share as of June 30, 2015, versus $1.84 per common share as of March 31, 2015, which may be offset against future net capital gains through calendar year 2018.

SECOND QUARTER 2015 DIVIDEND DECLARATIONS
During the second quarter, the Company's Board of Directors declared monthly dividends of $0.22, $0.20 and $0.20 per share to common stockholders of record as of April 30, May 29 and June 30, 2015, respectively, which were paid on May 8, June 5 and July 8, 2015, respectively. This equates to a second quarter annualized dividend yield of 13.5% based on the Company's June 30, 2015 closing stock price of $18.37 per common share (or to a monthly annualized dividend yield of 13.1% based on the Company's June dividend and June 30, 2015 closing stock price).

Since its May 2008 initial public offering through the second quarter of 2015, the Company has declared a total of $5.6 billion in common dividends, or $31.50 per common share.

On June 15, 2015, the Company's Board of Directors declared a second quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of $0.50 per share and on its 7.750% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") underlying its outstanding depositary shares of $0.484375 per depositary share. Each depositary share represents a 1/1000th interest in a share of the Series B Preferred Stock. The dividends were paid on July 15, 2015 to preferred stockholders of record as of July 1, 2015.

STOCK REPURCHASE PROGRAM
During the second quarter, the Company repurchased 4.0 million shares of its common stock, or 1% of the Company's outstanding shares as of March 31, 2015. The shares were repurchased at an average price of $19.86 per share, including expenses, totaling approximately $79 million. Since commencing a stock repurchase program in the fourth quarter of 2012, the Company has repurchased 50.3 million shares of its common stock for total consideration of approximately $1.1 billion, including expenses. As of June 30, 2015, the Company had $0.9 billion available under its current Board of Directors' authorization for repurchases of its common stock through December 31, 2015.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Agency Corp.
July 27, 2015

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $48,128, $56,836, $51,629, $46,162 and $50,057, respectively)	$50,976	$60,131	$55,482	$50,420	$52,174
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	1,142	1,221	1,266	1,310	1,377
U.S. Treasury securities, at fair value (including pledged securities of $4,756, $4,328, $2,375, $1,214 and $1,247, respectively)	5,124	4,328	2,427	1,214	1,247
REIT equity securities, at fair value	60	68	68	66	202
Cash and cash equivalents	1,510	1,708	1,720	1,708	1,747
Restricted cash	778	1,108	713	794	783
Derivative assets, at fair value	164	229	408	462	593
Receivable for securities sold (including pledged securities of $221, $721, $79, $694 and $441, respectively)	221	908	239	905	1,872
Receivable under reverse repurchase agreements	2,741	3,175	5,218	5,258	6,621
Other assets	169	229	225	211	238
Total assets	$62,885	$73,105	$67,766	$62,348	$66,854

Liabilities:
Repurchase agreements	$50,178	$58,112	$50,296	$45,327	$48,714
Debt of consolidated variable interest entities, at fair value	674	725	761	796	844
Payable for securities purchased	90	50	843	1,150	558
Derivative liabilities, at fair value	844	1,352	890	510	583
Dividends payable	77	85	85	236	235
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	2,230	3,363	5,363	4,742	6,094
Accounts payable and other accrued liabilities	74	62	100	230	215
Total liabilities	54,167	63,749	58,338	52,991	57,243

Stockholders' equity:
Preferred stock - aggregate liquidation preference of $348	336	336	336	336	336
Common stock - $0.01 par value; 600.0 shares authorized;
348.8, 352.8, 352.8, 352.8 and 352.8 shares issued and outstanding	4	4	4	4	4
Additional paid-in capital	10,253	10,332	10,332	10,332	10,332
Retained deficit	(1,879)	(2,166)	(1,674)	(1,112)	(1,073)
Accumulated other comprehensive income (loss)	4	850	430	(203)	12
Total stockholders' equity	8,718	9,356	9,428	9,357	9,611
Total liabilities and stockholders' equity	$62,885	$73,105	$67,766	$62,348	$66,854

Net book value per common share	$24.00	$25.53	$25.74	$25.54	$26.26

American Capital Agency Corp.
July 27, 2015

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Interest income:
Interest income	$414	$383	$331	$357	$385
Interest expense [1]	81	86	81	88	95
Net interest income	333	297	250	269	290

Other gain (loss), net:
(Loss) gain on sale of agency securities, net	(22)	36	34	14	22
Gain (loss) on derivative instruments and other securities, net [1]	237	(549)	(572)	(51)	(244)
Total other gain (loss), net	215	(513)	(538)	(37)	(222)
Expenses:
Management fee	29	30	30	30	30
General and administrative expenses	7	6	5	5	6
Total expenses	36	36	35	35	36
Net income (loss)	512	(252)	(323)	197	32
Dividend on preferred stock	7	7	7	7	5
Net income (loss) available (attributable) to common stockholders	$505	$(259)	$(330)	$190	$27

Net income (loss)	$512	$(252)	$(323)	$197	$32
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities, net	(872)	391	599	(253)	790
Unrealized gain on derivative instruments, net [1]	26	29	35	38	40
Other comprehensive (loss) income	(846)	420	634	(215)	830
Comprehensive (loss) income	(334)	168	311	(18)	862
Dividend on preferred stock	7	7	7	7	5
Comprehensive (loss) income (attributable) available income to common stockholders	$(341)	$161	$304	$(25)	$857

Weighted average number of common shares outstanding - basic and diluted	352.1	352.8	352.8	352.8	352.8
Net income (loss) per common share - basic and diluted	$1.43	$(0.73)	$(0.94)	$0.54	$0.08
Comprehensive (loss) income per common share - basic and diluted	$(0.97)	$0.46	$0.86	$(0.07)	$2.43
Dividends declared per common share	$0.62	$0.66	$0.66	$0.65	$0.65

American Capital Agency Corp.
July 27, 2015

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Interest income	$414	$383	$331	$357	$385
Interest expense:
Repurchase agreements and other debt	55	57	46	50	55
Interest rate swap periodic costs [1]	26	29	35	38	40
Total interest expense	81	86	81	88	95
Net interest income	333	297	250	269	290
Other interest rate swap periodic costs [3]	(99)	(84)	(78)	(82)	(87)
Dividend on REIT equity securities [4]	2	2	2	2	6
TBA dollar roll income [16]	54	57	167	152	138
Adjusted net interest and dollar roll income	290	272	341	341	347
Operating expenses	36	36	35	35	36
Net spread and dollar roll income	254	236	306	306	311
Dividend on preferred stock	7	7	7	7	5
Net spread and dollar roll income available to common stockholders	247	229	299	299	306
Estimated "catch-up" premium amortization (benefit) cost due to change in CPR forecast	(37)	19	25	3	—
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$210	$248	$324	$302	$306

Weighted average number of common shares outstanding - basic and diluted	352.1	352.8	352.8	352.8	352.8
Net spread and dollar roll income per common share - basic and diluted	$0.70	$0.65	$0.85	$0.85	$0.87
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic and diluted	$0.60	$0.70	$0.92	$0.86	$0.87

American Capital Agency Corp.
July 27, 2015

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Net income (loss)	$512	$(252)	$(323)	$197	$32
Book to tax differences:
Premium amortization, net	(55)	26	15	(7)	(5)
Realized loss/gain, net	(39)	(113)	318	136	5
Net capital loss/(utilization of net capital loss carryforward) [5]	121	(115)	(364)	(246)	(310)
Unrealized loss, net	(417)	627	449	12	384
Other	—	—	—	—	(1)
Total book to tax differences	(390)	425	418	(105)	73
Estimated REIT taxable income	122	173	95	92	105
Dividend on preferred stock	7	7	7	7	5
Estimated REIT taxable income, net of preferred stock dividend	$115	$166	$88	$85	$100
Weighted average number of common shares outstanding - basic and diluted	352.1	352.8	352.8	352.8	352.8
Estimated REIT taxable income per common share - basic and diluted	$0.33	$0.47	$0.25	$0.24	$0.28

Beginning cumulative non-deductible capital loss	$648	$763	$1,127	$1,373	$1,683
Net capital loss/(utilization of net capital loss carryforward)	121	(115)	(364)	(246)	(310)
Ending cumulative non-deductible capital loss	$769	$648	$763	$1,127	$1,373
Ending cumulative non-deductible capital loss per common share	$2.20	$1.84	$2.16	$3.19	$3.89

American Capital Agency Corp.
July 27, 2015

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Fixed-rate agency securities, at fair value - as of period end [19]	$50,070	$59,140	$54,473	$49,170	$50,871
Adjustable-rate agency securities, at fair value - as of period end	$599	$642	$678	$922	$988
CMO agency securities, at fair value - as of period end	$1,078	$1,173	$1,195	$1,224	$1,268
Interest-only strips agency securities, at fair value - as of period end	$189	$198	$203	$217	$219
Principal-only strips agency securities, at fair value - as of period end	$182	$199	$199	$197	$205
Total agency securities, at fair value - as of period end [19]	$52,118	$61,352	$56,748	$51,730	$53,551
Total agency securities, at cost - as of period end [19]	$51,994	$60,349	$56,148	$51,730	$53,301
Total agency securities, at par - as of period end [6,19]	$49,688	$57,710	$53,666	$49,475	$50,887
Average agency securities, at cost [19]	$56,106	$59,479	$51,592	$52,767	$56,923
Average agency securities, at par [6,19]	$53,660	$56,874	$49,347	$50,498	$54,365
Net TBA portfolio - as of period end, at fair value	$7,058	$4,894	$14,768	$17,748	$18,384
Net TBA portfolio - as of period end, at cost	$7,104	$4,815	$14,576	$17,769	$18,184
Net TBA portfolio - as of period end, carrying value	$(46)	$79	$192	$(21)	$200
Average net TBA portfolio, at cost	$5,973	$6,957	$18,492	$15,680	$13,963
Average repurchase agreements and other debt	$50,410	$53,963	$45,554	$46,694	$50,448
Average stockholders' equity [7]	$9,108	$9,401	$9,408	$9,455	$9,315
Net book value per common share as of period end [8]	$24.00	$25.53	$25.74	$25.54	$26.26
Leverage - average during the period [9,19]	5.6:1	5.8:1	4.9:1	5.0:1	5.6:1
Leverage - average during the period, including net TBA position [10]	6.2:1	6.5:1	6.9:1	6.7:1	7.1:1
Leverage - as of period end [11,19]	5.3:1	5.8:1	5.3:1	4.8:1	5.0:1
Leverage - as of period end, including net TBA position [12]	6.1:1	6.4:1	6.9:1	6.7:1	6.9:1

Key Performance Statistics:
Average coupon [13,19]	3.60%	3.63%	3.66%	3.63%	3.63%
Average asset yield [14,19]	2.95%	2.57%	2.57%	2.71%	2.71%
Average cost of funds [15,19]	(1.43)%	(1.28)%	(1.39)%	(1.44)%	(1.45)%
Average net interest rate spread [19]	1.52%	1.29%	1.18%	1.27%	1.26%
Average net interest rate spread, including TBA dollar roll income/loss [16]	1.74%	1.53%	1.85%	1.90%	1.84%
Average coupon - as of period end [19]	3.62%	3.58%	3.65%	3.65%	3.63%
Average asset yield - as of period end [19]	2.75%	2.64%	2.74%	2.78%	2.70%
Average cost of funds - as of period end [17,19]	(1.56)%	(1.34)%	(1.40)%	(1.42)%	(1.53)%
Average net interest rate spread - as of period end [19]	1.19%	1.30%	1.34%	1.36%	1.17%
Average actual CPR for securities held during the period [19]	12%	8%	9%	10%	9%
Average forecasted CPR - as of period end [19]	8%	10%	9%	8%	8%
Total premium amortization, net	$(69)	$(133)	$(121)	$(101)	$(109)
Expenses % of average total assets - annualized	0.21%	0.20%	0.22%	0.22%	0.21%
Expenses % of average stockholders' equity - annualized	1.59%	1.55%	1.48%	1.47%	1.55%
Net comprehensive (loss) income return on average common equity - annualized	(15.6)%	7.2%	13.3%	(1.1)%	38.0%
Dividends declared per common share	$0.62	$0.66	$0.66	$0.65	$0.65
Economic (loss) return on common equity - annualized [18]	(14.3)%	7.1%	13.4%	(1.1)%	39.6%

American Capital Agency Corp.
July 27, 2015

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.
** Numbers may not total due to rounding.

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. The accumulated other comprehensive loss on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense (see footnote 1 for additional information). Other interest rate swap periodic costs do not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.	Dividend on REIT equity securities is reported in gain (loss) on derivative instruments and other securities, net.

5.	Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years and applied against future net capital gains.

6.	Agency securities at par value exclude the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

7.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

8.	Net book value per common share calculated as total stockholders' equity, less the preferred stock liquidation preference, divided by the number of common shares outstanding as of period end.

9.
Leverage during the period was calculated by dividing the daily weighted average agency repurchase agreements and other debt outstanding for the period by the sum of average stockholders' equity less the average investment in REIT equity securities for the period. Leverage excludes U.S. Treasury repurchase agreements.

10.
Leverage during the period, including net TBA position, includes the components of "leverage - average during the period," plus the Company's daily weighted average net TBA dollar roll position (at cost) during the period.

11.
Leverage at period end was calculated by dividing the sum of the amount outstanding under agency repurchase agreements, net receivable / payable for unsettled agency securities and other debt by the sum of total stockholders' equity less the fair value of investments in REIT equity securities at period end. Leverage excludes U.S. Treasury repurchase agreements.

12.	Leverage at period end, including net TBA position, includes the components of "leverage - as of period end," plus the Company's net TBA dollar roll position (at cost) as of period end.

13.	Average coupon for the period was calculated by dividing the total coupon (or cash) interest income on agency securities by average agency securities held at par.

14.
Average asset yield for the period was calculated by dividing the total interest income on agency securities (coupon interest less amortization of net premiums and discounts) by the average amortized cost of agency securities held.

15.
Cost of funds includes agency repurchase agreements, other debt and current pay interest rate swaps, but excludes swap termination fees, forward starting swaps and costs associated with other supplemental hedges such as swaptions and short U.S. Treasury or TBA positions. Average cost of funds for the period was calculated by dividing the total cost of funds by the average agency repurchase agreements and other debt outstanding for the period. Cost of funds excludes U.S. Treasury repurchase agreements.

16.
Estimated TBA dollar roll income/(loss) is net of TBAs used for hedging purposes. Dollar roll income/(loss) excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

17.
Cost of funds as of period end includes agency repurchase agreements and other debt outstanding, plus the impact of interest rate swaps in effect as of each period end and forward starting swaps becoming effective, net of swaps expiring, within three months of each period end, but excludes costs associated with other supplemental hedges such as swaptions and short U.S. Treasury or TBA positions.

18.
Economic return (loss) on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

19.	Excludes net TBA mortgage position.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on July 28, 2015 at 11:00 am ET. Interested persons who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call.

American Capital Agency Corp.
July 27, 2015

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q2 2015 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on July 28, 2015. In addition, there will be a phone recording available one hour after the live call on July 28, 2015 through August 11, 2015. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10068975.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust (“REIT”) that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $23 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $92 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $600 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website,

American Capital Agency Corp.
July 27, 2015

www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including “adjusted net interest expense” (defined as interest expense plus the periodic interest rate costs of the Company's interest rate swaps reported in gain (loss) on derivatives and other securities, net in its consolidated statements of comprehensive income), “net spread and dollar roll income” (defined as interest income, TBA dollar roll income and dividends from REIT equity securities, net of adjusted net interest expense and operating expenses) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and "net interest rate spread.”

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes it gives users greater transparency into the information used by the Company's management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) in the case of adjusted net interest expense, the economic costs of financing the Company's investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in its borrowing costs, (ii) in the case of net spread and dollar roll income, the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio and operations, and (iii) in the case of estimated taxable income, information that is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status. However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.